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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CKE Restaurants,Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, during the first and fourth quarters of fiscal 2003, respectively.





/s/ KPMG, LLP



Orange County, California
October 13, 2004